Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan of our report dated December 21, 2021, with respect to the combined financial statements of the Diabetes Care Business of Becton, Dickinson, and Company included in its Amendment No.1 to Form 10 for the year ended September 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

April 6, 2022